UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 19, 2006
THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
The Timberland Company 2006 COO Incentive Performance Program
On September 19, 2006, the Management Development and Compensation Committee (the “MDCC”) of the board of directors of The Timberland Company (the “Company”) approved the terms of The Timberland Company 2006 Chief Operating Officer Incentive Performance Program (the “COO IPP”). Kenneth P. Pucker is the Company’s Executive Vice President and Chief Operating Officer. The COO IPP was established under the Company’s 1997 Incentive Plan, as amended (the “Plan”), and amounts paid under it are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the terms of the COO IPP, Mr. Pucker can earn a $2,000,000 cash bonus award and a $1,000,000 stock award if a revenue goal is attained for the fiscal twelve month period beginning September 30, 2006 and ending September 28, 2007 and Mr. Pucker is continuously employed by the Company through the performance period. If earned, the award will be paid not later than December 31, 2007. A copy of the COO IPP will be included as an Exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: September 22, 2006	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer